UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020
_________________________________________

Zuora, Inc.
(Exact name of registrant as specified in its charter)
_________________________________________

Delaware	001-38451	20-5530976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Redwood Shores Parkway, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056

Not Applicable
(Former name or former address, if changed since last report.)
_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2020, the Board of Directors (the “Board”) of Zuora, Inc. (“Zuora”) increased the authorized number of directors on the Board from six to eight directors and appointed Omar P. Abbosh and Sarah R. Bond to serve on the Board effective immediately. Mr. Abbosh and Ms. Bond will serve as Class II directors, with terms expiring at Zuora’s 2023 annual meeting of stockholders. The Board determined that they each qualify as an “independent director” in accordance with the published listing requirements of the New York Stock Exchange. Neither Mr. Abbosh or Ms. Bond has been appointed to any standing committees of the Board at this time.

Ms. Bond currently serves as Corporate Vice President, Gaming Ecosystem at Microsoft Corporation since June 2020. Since joining Microsoft in April 2017, she has held several senior roles, including Corporate Vice President, Gaming Partnerships & Business Development. From September 2015 to April 2017, she served as Senior Vice President, Strategy & Emerging Business at T-Mobile and held various other senior roles at T-Mobile since March 2011. From September 2006 to March 2011, she held various leadership roles with McKinsey & Company, focused on consumer digital businesses. Ms. Bond holds a B.A. from Yale University and an M.B.A. from Harvard University.

Mr. Abbosh currently serves as Corporate Vice President, Cross Industry Solutions at Microsoft since June 2020. Previously, he served as Chief Executive Officer, Communications, Media & Technology, at Accenture, a professional services firm, from July 2018 to November 2019. From March 2015 to July 2018, Mr. Abbosh served as Accenture's Chief Strategy Officer and from September 2008 to March 2015, he served as Accenture's Managing Director, Resources UK & Ireland, and Senior Managing Director, Growth & Strategy, Resources. From 1989 to 2008, Mr. Abbosh held various other leadership roles at Accenture in strategy, corporate development and consulting. Mr. Abbosh holds a B.A. and an M.A. in Electronic and Software Engineering from the University of Cambridge and an M.B.A. from INSEAD in Fontainebleau, France.

In connection with their appointments to the Board, and consistent with Zuora’s Non-Employee Director Compensation Program (the “Director Compensation Program”), Mr. Abbosh and Ms. Bond will each receive a restricted stock unit grant under Zuora’s 2018 Equity Incentive Plan with an aggregate value of $275,000 that will vest annually in three equal installments on the anniversary of the grant date, subject to their respective continued service with Zuora through each such vesting date. They will receive Zuora’s standard annual cash retainer of $30,000 for members of the Board that will be pro-rated to reflect their partial service for fiscal year 2021. In addition, Mr. Abbosh and Ms. Bond are expected to enter into Zuora’s standard form of indemnity agreement.

There are no arrangements or understandings between either Mr. Abbosh or Ms. Bond and any other persons pursuant to which they were selected to Zuora’s Board and there are no family relationships between each of them and any other Zuora Board member or executive officer. Moreover, neither Mr. Abbosh or Ms. Bond is a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 22, 2020, issued by Zuora, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zuora, Inc.
Date: July 22, 2020	By:	/s/ Jennifer Pileggi
	Name:	Jennifer Pileggi
	Title:	Senior Vice President, General Counsel and Corporate Secretary